Exhibit 4.6

JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT

January 8, 2013

Reference is hereby made to the Registration Rights Agreement, dated as of November 20, 2012 (the “Registration Rights Agreement”), by and among Eaton Corporation, an Ohio Corporation (as successor to Turlock Corporation, an Ohio corporation) (the “Issuer”), the Guarantors party thereto and the Initial Purchasers named therein concerning the sale by the Issuer to the Initial Purchasers of $600,000,000 aggregate principal amount of 0.950% Senior Notes due 2015 (the “2015 Notes”), $1,000,000,000 aggregate principal amount of its 1.500% Senior Notes Due 2017 (the “2017 Notes”), $1,600,000,000 aggregate principal amount of 2.750% Senior Notes due 2022 (the “2022 Notes”), $700,000,000 aggregate principal amount of 4.000% Senior Notes due 2032 (the “2032 Notes”) and $1,000,000,000 aggregate principal amount of 4.150% Senior Notes due 2042 (the “2042 Notes” and, together with the 2015 Notes, the 2017 Notes, the 2022 Notes and the 2032 Notes, the “Notes”). Unless otherwise defined herein, terms defined in the Registration Rights Agreement and used herein shall have the meanings given them in the Registration Rights Agreement.

1. Joinder of the Guarantors. Cooper Industries, an unlimited company incorporated under the law of Ireland, Eaton Electric Holdings LLC, a Delaware limited liability company, Cooper Offshore Holdings Ltd., a company incorporated in Bermuda, Cooper B-Line, Inc., a Delaware corporation, Cooper Bussmann, LLC, a Delaware limited liability company, Cooper Crouse-Hinds, LLC, a Delaware limited liability company, Cooper Lighting, LLC, a Delaware limited liability company, Cooper Power Systems, LLC, a Delaware limited liability company and Cooper Wiring Devices, Inc., a New York corporation (together, the “Guarantors”) hereby agree to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as “Guarantor” therein and as if such party executed the Registration Rights Agreement on the date thereof.

2. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.

3. Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

4. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

5. Headings. The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

Signed and Delivered as Deed For and on behalf of COOPER INDUSTRIES By its duly appointed attorney In the presence of:

By:	/s/ Trent M. Meyerhoefer
Name: Trent M. Meyerhoefer
Title: Attorney

By:	/s/ Lizbeth L. Wright
Name: Lizbeth L. Wright
Title: Attorney

EATON ELECTRIC HOLDINGS LLC

By:	/s/ Trent M. Meyerhoefer
Name: Trent M. Meyerhoefer
Title: Vice President and Treasurer

COOPER B-LINE, INC.

By:	/s/ Trent M. Meyerhoefer
Name: Trent M. Meyerhoefer
Title: Vice President and Treasurer

COOPER BUSSMANN, LLC

By:	/s/ Trent M. Meyerhoefer
Name: Trent M. Meyerhoefer
Title: Vice President and Treasurer

COOPER CROUSE-HINDS, LLC

By:	/s/ Trent M. Meyerhoefer
Name: Trent M. Meyerhoefer
Title: Vice President and Treasurer

COOPER LIGHTING, LLC

By:	/s/ Trent M. Meyerhoefer
Name: Trent M. Meyerhoefer
Title: Vice President and Treasurer

COOPER POWER SYSTEMS, LLC

By:	/s/ Trent M. Meyerhoefer
Name: Trent M. Meyerhoefer
Title: Vice President and Treasurer

COOPER WIRING DEVICES, INC.

By:	/s/ Trent M. Meyerhoefer
Name: Trent M. Meyerhoefer
Title: Vice President and Treasurer

COOPER OFFSHORE HOLDINGS LTD.

By:	/s/ Russell S. Wheatley
Name: Russell S. Wheatley
Title: Vice President